Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

STABLECOINX INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Common stock, par value $0.0001 per share	(1)	457(a)	19,124,586	$5.83	$111,496,336.00	0.0001381	$15,397.64
Fees to be Paid	Equity	Class A Common stock, par value $0.0001 per share	(2)	457(a)	12,668,943	$5.83	$73,859,938.00	0.0001381	$10,200.06

Total Offering Amounts:							$185,356,274.00		25,597.70
Total Fees Previously Paid:
Total Fee Offsets:									20,247.48
Net Fee Due:									$5,350.22

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's Class A common stock, par value $0.0001 ("Class A Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Consists of up to 19,124,586 shares of Class A Common Stock issuable by the Registrant upon the exercise of the 11,500,000 Public Warrants and 7,624,586 Sponsor Warrants (each as defined in this Registration Statement). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, on the basis of the average of the high ($6.16) and low ($5.50) sales prices of the Class A Common Stock as reported on the Nasdaq Stock Market on August 26, 2026, which date is within five business days prior to filing this Registration Statement.

(2)	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional shares of the Class A Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents up to 12,668,943 shares of Class A Common Stock held by or issuable to the Selling Stockholders that are registered for resale in this Registration Statement, consisting of (i) 4,965,722 shares of Class A Common Stock issued in connection with the Business Combination, (ii) 78,635 shares of Class A Common Stock issuable upon vesting and settlement of RSUs held by certain Selling Stockholders, and (iii) up to 7,624,586 shares of Class A Common Stock that are issuable upon the exercise of the Sponsor Warrants.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, on the basis of the average of the high ($6.16) and low ($5.50) sales prices of the Class A Common Stock as reported on the Nasdaq Stock Market on August 26, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	StablecoinX Inc.	(1)	S-4	333-290567	09/29/2025		$20,247.48	Equity	Class A Common Stock issuable upon exercise of Warrants		$132,250,000.00	$
Fee Offset Sources	StablecoinX Inc.		S-4	333-290567		09/29/2025							20,247.48

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant registered 11,500,000 Public Warrants and the 11,500,000 shares of Class A Common Stock issuable upon the exercise of the Public Warrants (the “Public Warrant Shares”) on a registration statement on Form S-4 (File No. 333-290567) initially filed by the Registrant on September 29, 2025 and subsequently amended (as amended, the "Business Combination Registration Statement"). The Public Warrant Shares remain unsold after the completion of the offering under the Business Combination Registration Statement. A filing fee of $20,247.48 was previously paid in connection with the Public Warrant Shares on the Business Combination Registration Statement (the "Filing Fee"). In accordance with Rule 457(p) of the Securities Act, the Filing Fee will offset the filing fee due pursuant to this Registration Statement.